Exhibit 10.44
SETTLEMENT AND RELEASE AGREEMENT
     THIS AGREEMENT is made as of the 30th day of September, 1999, by and between TANDEM HEALTH CARE, INC., a Pennsylvania corporation (“THC”), TANDEM HEALTH CARE OF VIRGINIA, LLC, a Virginia limited liability company (“THCV”), COLONIAL CARE, LLC, a Virginia limited liability company (“Colonial”), SMITH/PACKETT MED-COM, INC., a Virginia corporation (“SPMC”), SP ENTERPRISES, LLC, a Virginia limited liability company (“SP”); and JAMES R. SMITH, an individual, SP GRAYSON, LLC, GENERATION LEASING COMPANY, II, LLC, GENERATION DEVELOPMENT COMPANY, LLC, SP FISHERSVILLE, LLC, SP NEWPORT NEWS, LLC, SP KINGS DAUGHTERS, LLC, SP WILLIAMSBURG, LLC, SP WINDSOR, LLC, AND SP LAFAYETTE, LLC (“Operating Companies”).
WITNESSETH:
     WHEREAS, the abovementioned parties entered into a Master Agreement as of January 14, 1999, a true and correct copy of which is attached hereto as Exhibit “A”, concerning their joint venture efforts; and
     WHEREAS, the parties closed on the Master Agreement on or about February 1, 1999; and
     WHEREAS, pursuant to Section 1.8 of the Master Agreement, SP prepared the SP Closing Balance Sheet, which was to be “trued up” on or about February 1, 2000, and the balance of any excess paid on February 1, 2001; and
     WHEREAS, the parties’ ongoing relationship has evidenced their desire to enter into this Settlement Agreement concerning Section 1.8 of the Master Agreement in advance of the February 1, 2000 date; and
     WHEREAS, the Master Agreement, at Paragraph 18.3 permits the parties to amend the Master Agreement by a writing signed by all parties to the Master Agreement; and
     WHEREAS, the parties are desirous of setting forth their settlement in this document.
     NOW THEREFORE, for an in consideration of the premises and the mutual covenants and agreements set forth in this Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. The parties agree to execute the corrected First Amendment to the Master Agreement by and among Tandem Health Care, Inc. and Colonial Care, LLC, et al., as attached hereto as Exhibit “B”, on or before October 29, 1999.
     2. The parties agree to execute the Asset Purchase Agreement concerning the Enterprise Care Facilities, Inc. transaction on the Franco facility, in the form attached hereto as Exhibit “C”, on or before October 29, 1999.

     3. THCV agrees to execute a Settlement Note with SP Enterprises, LLC, in a form attached hereto as Exhibit “D”, in the principal amount of $375,000, payments commencing on October 1, 1999, and ending September 1, 2001, pursuant to the amortization schedule attached to said Note. This Note evidences the following items:
          (a) “True Up” of Lafayette Villa balance sheeting excluding security deposits due and indemnification for third party payor recoupments and settlements.
          (b) SP “true up” of closing balance sheet under Section 1.8 of the Master Agreement including, but not limited to, all issues relating to Parkview closure, Grayson start-up costs, HCFP loan costs written off and any future amounts ultimately collected on accounts receivable, and only excluding the issues identified in Section 9 of this Agreement.
          (c) Settlement of Kings Daughters vacation/sick liability.
     4. THCV agrees to pay Shenandoah Therapies, Inc. $96,936.46, to be paid by a $60,000 payment on or before October 1, 1999, with the balance amortized over the next six months at the rate of 9%. This payment shall be evidenced by the Promissory Note attached hereto as Exhibit “E”.
     5. THCV agrees to pay Rx Care, LLC $132,083.71, with $60,000 to be paid by October 15, 1999, with the balance amortized over the next six months at the rate of 9%. This payment shall be evidenced by the Promissory Note attached hereto as Exhibit “F”.
     6. THCV shall pay to SPMC the amount of $55,846.42, to be paid $25,000 on or before October 15, 1999, with the balance amortized over the next six months at the rate of 9%. This payment shall be evidenced by the Promissory Note attached hereto as Exhibit “G”.
     7. THCV agrees to pay North Florida Health Facilities II, L.P. $61,184.42, to be paid $20,000 on or before October 15, 1999, with the balance amortized over the next six months at the rate of 9%. This payment shall be evidenced by the Promissory Note attached hereto as Exhibit “H”.
     8. The parties agree that all balances used to calculate the items 4 through 7, have used reconciled accounts due through August 31, 1999.
     9. Excluded Components. The abovementioned paragraphs 3 through 7 exclude the Lafayette Villa security due ($136,992.50) and the indemnification for recoupment of the prior owner’s Medicare liability ($150,000), and Medicaid rate issues. In lieu of that, Lafayette Villa Health Investors will forestall SP Lafayette Villa, LLC’s compliance with its lease covenants to deliver a security deposit of $136,992.50 pending a settlement of the recoupment issue with the prior owner. Lafayette Villa Health Investors and SP Lafayette Villa, LLC, agree to a deadline of October 31, 1999, to arrive at an ultimate settlement of this issue. Also excluded are rights of the parties under the Master Agreement unrelated to the true up of the closing balance sheet under Section 1.8 of the Master Agreement.

     10. None of the provisions in this Settlement Agreement are intended to admit any liability by any of the parties concerning matters hereto, but are intended to operate as a global settlement on the issues involved.
     11. The parties hereto waive any further accountings under Section 1.8 of the Master Agreement.
     12. The parties hereto hereby release each other from any further liability of every kind, nature and description whatsoever concerning the matters addressed in paragraphs 3 through 7 of this Agreement, not specifically excluded by paragraph 9.
     13. Each of the parties hereto represents and warrants to each other that it has the full authority to execute this Settlement Agreement and consummate the terms as written.
     14. The parties hereby incorporate Article 18 of the Master Agreement in this Settlement Agreement as though it were fully set forth herein.
     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

TANDEM HEALTH CARE, INC.
By:	/s/ Lawrence R. Deering

Lawrence R. Deering, Chairman and CEO
TANDEM HEALTH CARE OF VIRGINIA, LLC
By:	Tandem Health Care, Inc.
By:	/s/ Lawrence R. Deering

Lawrence R. Deering, Chairman and CEO
COLONIAL CARE, LLC
By:	/s/ Deborah L. Petrine
SMITH/PACKETT MED-COM, INC.
By:	/s/ James R. Smith

President

SP ENTERPRISES, LLC
By:	/s/ James R. Smith

Manager
JAMES R. SMITH
/s/ James R. Smith
SP GRAYSON, LLC
By:	/s/ James R. Smith
GENERATION LEASING COMPANY, II, LLC
By:	/s/ James R. Smith
GENERATION DEVELOPMENT COMPANY, LLC
By:	/s/ James R. Smith
SP FISHERSVILLE, LLC
By:	/s/ James R. Smith
SP NEWPORT NEWS, LLC
By:	/s/ James R. Smith

SP KINGS DAUGHTERS, LLC
By:	/s/ James R. Smith
SP WILLIAMSBURG HEALTH INVESTORS, LLC
By:	/s/ James R. Smith
SP WINDSOR HEALTH INVESTORS, LLC
By:	/s/ James R. Smith
SP LAFAYETTE VILLA, LLC
By:	/s/ James R. Smith